UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2023
Vestis Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	001-41783	92-2573927
500 Colonial Center Parkway, Suite 140
Roswell, Georgia 30076
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (470) 226-3655
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On September 30, 2023, Aramark (“Aramark”) completed the previously announced separation of its uniforms and workplace supplies business (the “Separation”) through the pro rata distribution (the “Distribution”) of 130,725,188 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of Vestis Corporation (the “Company”) to the stockholders of record of Aramark as of the close of business on September 20, 2023 (the “Record Date”). The Distribution was effective at 12:01 a.m., Eastern Time, on September 30, 2023 (the “Effective Time”). As a result of the Distribution, the Company is now an independent public company and the Company Common Stock is listed on the New York Stock Exchange under the symbol “VSTS.”
Separation and Distribution Agreement
On September 29, 2023, the Company and Aramark entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), which identifies the assets to be transferred, the liabilities to be assumed and the contracts to be transferred to each of the Company and Aramark in connection with the Separation and the Distribution and provides for when and how these transfers and assumptions occur. The Separation and Distribution Agreement requires both Aramark and the Company to use reasonable best efforts to take all actions that are reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement.
The Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement: (i) certain assets related to Aramark’s uniforms and workplace supplies business are retained by or transferred to the Company or one of its subsidiaries; (ii) certain liabilities related to Aramark’s uniforms and workplace supplies business are retained by or transferred to the Company; and (iii) all the assets and liabilities other than those described in clauses (i) and (ii) are retained by or transferred to Aramark.
The Separation and Distribution Agreement governs the rights and obligations of the parties regarding the Distribution following the completion of the Separation and the Distribution. In addition, the Separation and Distribution Agreement governs the treatment of claims, releases, indemnification, insurance, dispute resolution and expenses. Generally, each party will assume liability for all pending, threatened and unasserted legal matters arising from its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.
The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Transition Services Agreement
On September 29, 2023, the Company and Aramark entered into a Transition Services Agreement (the “Transition Services Agreement”), which sets forth the terms on which the Company and Aramark and their respective affiliates will provide each other, on an interim, transitional basis, various services, including, but not limited to, administrative, information technology and cybersecurity support services and certain finance, treasury, tax and governmental function services. The services will be provided in a manner consistent with past practices or otherwise how such services are currently performed within Aramark. The pricing will be on a cost or cost-plus basis (based on actual costs incurred by the party rendering the services, plus a fixed percentage) or an hourly rate. The party receiving each transition service will be provided with reasonable information that supports the charges for such transition service by the party providing the service.
The services commenced on September 30, 2023 and terminate no later than 24 months following September 30, 2023. The receiving party may terminate any services by giving prior written notice to the provider of such services and paying any applicable wind-down charges.
Subject to certain exceptions, the liabilities of each party providing services under the Transition Services Agreement are generally limited to the aggregate charges actually paid to such party by the other party in the prior 12 months (or such shorter period if 12 months have not elapsed) pursuant to the Transition Services Agreement.

The Transition Services Agreement also provides that the provider of a service will not be liable to the recipient of such service for any lost profits, special, indirect, incidental, consequential, punitive, exemplary, remote, speculative or similar damages.
The description of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Tax Matters Agreement
On September 29, 2023, the Company and Aramark entered into a Tax Matters Agreement (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution or certain related transactions fail to qualify as transactions that are tax-free for U.S. federal income tax purposes (other than any cash that Aramark stockholders receive in lieu of fractional shares). Under the Tax Matters Agreement, the Company generally agreed to indemnify Aramark and its affiliates against any and all tax-related liabilities incurred by them relating to the Distribution and certain related transactions, to the extent caused by any representation by the Company being incorrect or an acquisition of the Company’s stock or assets or by any other action undertaken or failure to act by the Company. This indemnification will apply even if Aramark has permitted the Company to take an action that would otherwise have been prohibited under the tax-related covenants described below.
Pursuant to the Tax Matters Agreement, the Company agreed to covenants that contain restrictions intended to preserve the tax-free status of the Distribution and certain related transactions. The Company may take certain actions prohibited by these covenants only if the Company obtains and provides to Aramark an Internal Revenue Service ruling or an opinion from a U.S. tax counsel or accountant of recognized national standing, in each case satisfactory to Aramark in its sole and absolute discretion, to the effect that such action would not jeopardize the tax-free status of these transactions, or if Aramark waives such requirement. The Company is barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free status of these transactions, for all relevant time periods. During the period ending two years after the date of the Distribution, the Tax Matters Agreement includes specific restrictions on the Company’s (i) discontinuing the active conduct of the Company’s trade or business; (ii) issuance or sale of stock or other securities (including securities convertible into the Company stock, but excluding certain compensatory arrangements); (iii) liquidating or merging or consolidating with any other person; (iv) amending the Company’s certificate of incorporation (or other organizational documents) or taking any other action, whether through a stockholder vote or otherwise, affecting the voting rights of the Company Common Stock; (v) sales of assets outside the ordinary course of business; and (vi) entering into any other corporate transaction which would cause the Company to undergo a 50% or greater change in its stock ownership in the aggregate.
The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Employee Matters Agreement
On September 29, 2023, the Company and Aramark entered into an Employee Matters Agreement (the “Employee Matters Agreement”), which allocates the liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. It also governs certain compensation and employee benefit obligations with respect to former employees, current employees and non-employee directors of each company and the terms of equity-based awards granted by Aramark prior to the Separation.

The Employee Matters Agreement provides that, unless otherwise specified, each party is responsible for liabilities associated with current and former employees of such party and its subsidiaries for purposes of post-Separation compensation and benefits matters.
The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.
Indemnification Agreements
On September 29, 2023, the Company and each of its directors and officers entered into indemnification agreements (the “Indemnification Agreements”). The Indemnification Agreements provide indemnification to each such director or officer, to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts arising from any claims relating to the fact that such person is or was a director or officer, as applicable, and also provides for rights to advancement of expenses.
The description of the Indemnification Agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Form of Indemnification Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 29, 2023, the Company entered into senior secured financing with a syndicate of banks, financial institutions and other institutional lenders, with JPMorgan Chase Bank, N.A. acting as the administrative agent and the collateral agent, in an aggregate amount of $1,800 million, consisting of a term loan A-1 tranche in the amount of $800 million (the “Term Loan A-1”), a term loan A-2 tranche in the amount of $700 million (the “Term Loan A-2” and, together with the Term Loan A-1, the “Term Loan Facilities”) and a revolving credit facility in an aggregate amount of $300 million (the “Revolving Credit Facility” and, together with the Term Loan Facilities, the “Credit Facilities”). A portion of the borrowings under the Revolving Credit Facility will be available in Canadian dollars, and letters of credit may be issued under the Revolving Credit Facility.
The borrowings under the Term Loan Facilities were used in part to fund a cash transfer of approximately $1.457 billion to Aramark. The Term Loan A-1 will mature on September 29, 2025 (the “Term A-1 Maturity Date”) and the Term Loan A-2 will mature on the earlier of (i) September 29, 2028 and (ii) the date (the “Springing Maturity Date”) that is 4 months prior to the Term A-1 Maturity Date if any portion of the Term Loan A-1 (or indebtedness which extends, renews, refunds or replaces any portion of the Term Loan A-1) remains outstanding as of such date and has, as of such date, a scheduled maturity date prior to September 29, 2028. The Revolving Credit Facility will mature on the earliest of (i) September 29, 2028, (ii) the Springing Maturity Date, and (iii) the date of termination of all of the commitments under the Revolving Credit Facility or the date on which the loans under the Revolving Credit Facility become due and payable or the commitments under the Revolving Credit Facility are terminated. Borrowings under the Credit Facilities will bear interest at rates calculated by reference to the Secured Overnight Financing Rate (“SOFR”) or the Base Rate (as defined in the definitive credit agreement entered into with respect to the Credit Facilities (the “Credit Agreement”)), at the option of the Company, plus a margin, which initially will be 2.25% for SOFR loans and 1.25% for Base Rate loans and thereafter will fluctuate based on the Company’s total net leverage ratio.
The Company’s obligations under the Credit Facilities are guaranteed by the Company’s existing and future wholly owned domestic material subsidiaries, subject to certain customary exceptions. Borrowings under the Credit Facilities are secured by first priority liens on substantially all the assets of the Company and the guarantors, subject to certain customary exceptions.
The Credit Facilities contain certain representations and warranties, affirmative, negative and financial covenants and events of default customary for secured financings of this type, including limitations with respect to liens, fundamental changes, indebtedness, restricted payments, dispositions, investments and affiliate transactions, in each case, subject to a number of important and customary exceptions and qualifications.

The description of the Credit Facilities set forth under this Item 2.03 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.
Item 5.01.     Changes in Control of Registrant.
The Company was a wholly owned subsidiary of Aramark immediately prior to the Distribution. On September 30, 2023, Aramark completed the Distribution of shares of Company Common Stock to Aramark stockholders on the Record Date. Aramark stockholders of record received one share of Company Common Stock for every two shares of common stock, par value $0.01, of Aramark. Following completion of the Distribution, the Company became an independent, publicly traded company, and Aramark retains no ownership interest in the Company. The description of the Distribution included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officers
The following individuals are the executive officers of the Company following the Distribution, with the respective position(s) set forth in the table below:

Name	Position
Kim Scott	President and Chief Executive Officer

Rick Dillon	Executive Vice President and Chief Financial Officer

Timothy Donovan	Executive Vice President, Chief Legal Officer and General Counsel

Angela Kervin	Executive Vice President and Chief Human Resources Officer

Grant Shih	Executive Vice President and Chief Technology Officer

Christopher Synek	Executive Vice President and Chief Operating Officer
Biographical information for the Company’s executive officers can be found in the Company’s Information Statement, dated September 11, 2023, included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2023 (the “Information Statement”), under the section entitled “Management.” Compensation information for the Company’s named executive officers can be found in the Information Statement under the section entitled “Compensation Discussion and Analysis.” These sections of the Information Statement are incorporated by reference into this Item 5.02.
Pursuant to the Employee Matters Agreement, agreements related to employment and post-employment competition between Aramark and each of the Company’s executive officers were assigned to and assumed by the Company as of the Effective Time.
Bryan Johnson, 47, serves as the Company’s principal accounting officer following the Distribution. Mr.Johnson has served as the Chief Accounting Officer of Aramark Uniform Services since November 2022. From September 2017 through October 2022, Mr. Johnson worked at Enerpac Tool Group Corporation where he served in several finance and accounting leadership roles, most recently as Vice President, Finance and Chief Accounting Officer. Prior to Enerpac, Bryan worked at Joy Global, Inc. from February 2006 to August 2017, and at PricewaterhouseCoopers from July 1999 to February 2006 in its assurance practice. Bryan attended Pennsylvania State University where he obtained a Bachelor of Science in Accounting.
There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which

Mr. Johnson was appointed as Chief Accounting Officer. Mr. Johnson does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.
Resignation and Appointment of Directors
As previously disclosed, the Board of Directors (the “Board”) of the Company expanded its size from two directors to three directors, effective as of 12:01 a.m., Eastern Time, on September 26, 2023 (the “Pre-Trading Date”). Tracy Jokinen was appointed as a member of the Board and a member and chair of the Audit Committee of the Board (the “Audit Committee”) effective as of the Pre-Trading Date.
On September 30, 2023, effective at the Effective Time, the Board further expanded its size from three to eight directors. Each of Thomas G. Ondrof and James J. Tarangelo, who had previously been appointed to the Board, resigned from the Board, effective as of immediately prior to the Effective Time. Each of Richard Burke, Phillip Holloman, Lynn McKee, Doug Pertz, Kim Scott, Mary Anne Whitney and Ena Williams was elected as a member of the Board as of the Effective Time.
Lynn McKee and Doug Pertz will hold office as Class I directors with a term expiring at the Company’s annual meeting of stockholders in 2024. Tracy Jokinen, Mary Anne Whitney and Ena Williams will hold office as Class II directors with a term expiring at the Company’s annual meeting of stockholders in 2025. Richard Burke, Phillip Holloman and Kim Scott will hold office as Class III directors with a term expiring at the Company’s annual meeting of stockholders in 2026.
Biographical information and compensation information for each of the eight directors can be found in the Information Statement under the section entitled “Directors,” which is incorporated by reference into this Item 5.02.
As of the Effective Time:
•Phillip Holloman was appointed Chairman of the Board, and Doug Pertz was appointed Vice Chairman of the Board;
•Richard Burke, Doug Pertz and Mary Anne Whitney were appointed to serve as members of the Audit Committee. Tracy Jokinen will continue to serve in her capacity as a member of the Audit Committee and the chair of the Audit Committee following the Distribution;
•Doug Pertz, Tracy Jokinen and Ena Williams were appointed to serve as members of the Compensation and Human Resources Committee (the “Compensation and Human Resources Committee”), and Doug Pertz was appointed to serve as chair of the Compensation and Human Resources Committee; and
•Richard Burke, Phillip Holloman and Ena Williams were appointed to serve as members of the Nominating, Governance and Corporate Responsibility Committee of the Board (the “Nominating, Governance and Corporate Responsibility Committee”), and Richard Burke was appointed to serve as chair of the Nominating, Governance and Corporate Responsibility Committee.
Each non-employee director will receive compensation consistent with the Company’s compensation program for non-employee directors which is further described in the Information Statement, under the section entitled “Director Compensation,” which is incorporated by reference into this Item 5.02
Incentive Plan
Effective as of September 30, 2023, the Company adopted the Vestis Corporation 2023 Long-Term Incentive Plan (the “Incentive Plan”). A summary of the Incentive Plan can be found in the Information Statement in the section entitled “Vestis Stock Incentive Plan.” Such description is incorporated by reference into this Item 5.02. Such description is subject to the detailed terms and conditions of and is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.6 and incorporated herein by reference.

Deferred Stock Unit Awards
In connection with the Distribution, the Board approved an annual retainer grant of deferred stock units under the Incentive Plan to each of the non-employee members of the Board with respect to the period from the date of the Distribution to January 31, 2024, as of the Effective Time (the “Retainer DSU Awards”). The grant date value of each Retainer DSU Award is equal to $46,666.67. The Board also approved a special grant of deferred stock units to each of the non-employee members of the Board, as of the Effective Time, in recognition of the independent advisory services performed by each non-employee director prior to the Effective Time (the “Special DSU Awards” and, together with the Retainer DSU Awards, the “DSU Awards”). The grant date value of each Special DSU Award is equal to (i) $180,000 for each of Richard Burke, Phillip Holloman, Tracy Jokinen, Lynn McKee, Doug Pertz and Ena Williams and (ii) $40,000 for Mary Anne Whitney.
The description of the DSU Awards set forth under this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions of the Form of DSU Award Agreement, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.
Other Forms of Award Agreements
The Company adopted the form of Restricted Stock Unit Award Agreement, Stock Option Award Agreement and Performance Stock Unit Award Agreement for use under the Incentive Plan. The forms of the foregoing award agreements are filed as Exhibits 10.8, 10.9 and 10.10 hereto, respectively, and incorporated herein by reference.
Indemnification Agreements
The description of the Indemnification Agreements included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Distribution, the Company filed an amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware on September 29, 2023 which became effective as of 11:59 p.m., Eastern Time, on September 29, 2023, and amended and restated its Bylaws (the “Amended and Restated Bylaws”), effective immediately thereafter. A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Vestis Capital Stock,” which is incorporated by reference into this Item 5.03.
The foregoing descriptions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are not complete and are subject to, and qualified in their entirety by reference to, the complete text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, each of which is incorporated by reference into this Item 5.03.
Item 5.05.     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
In connection with the Distribution, the Board adopted certain Corporate Governance Guidelines and a Business Conduct Policy, in each case, effective as of September 30, 2023. Copies of the Company’s Corporate Governance Guidelines and Business Conduct Policy are available on the Company’s website at www.vestis.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.
Item 8.01.     Other Events.
On October 2, 2023, the Company issued a press release announcing the completion of the Distribution and the start of the Company’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation†
3.1	Amended and Restated Certificate of Incorporation of Vestis Corporation
3.2	Amended and Restated Bylaws of Vestis Corporation
10.1	Transition Services Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation†
10.2	Tax Matters Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation†
10.3	Employee Matters Agreement, dated as of September 29, 2023, by and between Aramark and Vestis Corporation
10.4
Form of Indemnification Agreement by and between Vestis Corporation and individual directors or officers (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed on September 6, 2023; File No. 001-41783)

10.5
Credit Agreement, dated as of September 29, 2023, among Vestis Corporation, as U.S. Borrower, Canadian Linen and Uniform Service Corp., as Canadian Borrower, each Subsidiary of Vestis Corporation from time to time party thereto, the financial institutions from time to time party thereto, the issuing banks named therein, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and collateral agent for the secured parties thereunder†

10.6	Vestis Corporation 2023 Long-Term Incentive Plan
10.7	Form of Deferred Stock Unit Award Agreement Pursuant to the Vestis Corporation 2023 Long-Term Incentive Plan
10.8	Form of Restricted Stock Unit Award Agreement Pursuant to the Vestis Corporation 2023 Long-Term Incentive Plan
10.9	Form of Stock Option Award Agreement Pursuant to the Vestis Corporation 2023 Long-Term Incentive Plan
10.10	Form of Performance Stock Unit Award Agreement Pursuant to the Vestis Corporation 2023 Long-Term Incentive Plan
99.1	Press release issued by Vestis Corporation, dated October 2, 2023
__________________
†Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIS CORPORATION

Date: October 2, 2023
	By:	/s/ Rick Dillon
	Name:	Rick Dillon
	Title:	Executive Vice President and Chief Financial Officer